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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS





Board of Directors
USA Truck, Inc.
Van Buren, AR


We hereby consent to the inclusion of our report dated November 17, 1999, in the current Report on Form 8-K/A of Acquiror Company. We also consent to the reference to our Firm under the caption "Experts."



                                            /s/ Beall Barclay & Company, PLC
                                           -------------------------------------
                                                BEALL BARCLAY & COMPANY, PLC
                                                Certified Public Accountants




Fort Smith, Arkansas
November 17, 1999